EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of RadNet, Inc. of our reports dated March 16, 2017, with respect to the consolidated financial statements and schedule of RadNet, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of RadNet, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, and to the incorporation by reference therein of our report dated March 31, 2015 with respect to the combined statements of income, partners’ capital, and cash flows of certain RadNet, Inc. affiliates including Franklin Imaging Joint Venture, Carroll County Radiology, LLC, MRI at St. Joseph Medical Center, LLC, and Greater Baltimore Diagnostic Imaging Partnership, included in Amendment No. 1 to the Form-10K (Form 10-K/A) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 9, 2017